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                                                      Exhibit 24(2)(a)(1)

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       TO
                                       --

                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF
                                       --

                          GAM AVALON MULTI-GLOBAL, LLC
                          ----------------------------


                  The undersigned, Advisor of GAM Avalon Multi-Global, LLC, hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is GAM Avalon Multi-Global, LLC.

                  SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows

                  Paragraph FIRST of the Certificate of Formation is amended to provide that the name of the limited liability company is: GAM Avalon Lancelot, LLC.

                  THIRD: This Certificate of Amendment shall be effective on November 18, 2002.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 15, 2002.

                                     By:  Global Asset Management (USA) Inc.
                                          Advisor


                                     By: /s/ Joseph J. Allessie
                                         ----------------------
                                         Joseph J. Allessie
                                         Secretary and General Counsel